UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2010

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Offices)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 18, 2010, the compensation committee of the board of directors of Sunstone Hotel Investors, Inc. (the “Company”) approved voluntary waivers of certain rights to compensation made by each of Mr. Arthur L. Buser, Jr., the Company’s President and Chief Executive Officer, and Mr. Robert A. Alter, the Company’s Executive Chairman.

Absent his waiver, Mr. Buser would have become entitled to receive (i) a profit-sharing contribution from the Company under its 401(k) plan in respect of calendar year 2009, (ii) an increase in base salary over the base salary level in effect as of December 31, 2009, and (iii) an annual cash bonus in respect of calendar year 2009. After discussion with the compensation committee and in light of the current economic environment, Mr. Buser volunteered to forgo his entire profit-sharing contribution from the Company under the 401(k) Plan in respect of calendar year 2009, as well as any increase to his base salary. Further, though Mr. Buser would have become entitled to receive an annual bonus in respect of calendar year 2009 in the amount of $569,423.08 absent his waiver, he volunteered to forego $210,000 of the bonus. The remainder of Mr. Buser’s annual bonus ($359,423.08) was paid to Mr. Buser in a number of shares of fully vested Company common stock determined by dividing the net dollar value of the bonus (after applicable withholdings) by the average closing price of the Company’s common stock for the twenty-day period ending February 12, 2010 (which average price was $8.74).

Absent his waiver, Mr. Alter would have become entitled to receive (i) a profit-sharing contribution from the Company under its 40l(k) plan in respect of calendar year 2009, and (ii) an increase in base salary over the base salary level effect as of December 31, 2009. After discussion with the compensation committee and in light of the current economic environment, Mr. Alter volunteered to forgo his entire profit-sharing contribution from the Company under the 401(k) plan in respect of calendar year 2009 and to reduce his base salary from $286,000 to $186,000 in respect of calendar year 2010.

The foregoing elections of Mr. Buser and Mr. Alter to forego receipt of certain compensation and, in the case of Mr. Buser, to receive payment in shares of common stock rather than cash, were wholly voluntary and initiated by them. The compensation committee approved the Company’s allocation of the compensation amounts waived by Mr. Buser and Mr. Alter among various other Company employees in the form of (i) salary increases, (ii) bonus payments and/or (iii) profit-sharing contributions under the 401(k) Plan in respect of calendar year 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 22, 2010	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer